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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                      State of Organization and
         Name                                                  Form of Entity
         ----                                                  --------------

Boykin Hotel Properties, L.P.                Ohio limited partnership

Boykin Hunt Valley, L.L.C.                   Delaware limited liability company

Boykin Kansas City, L.L.C.                   Ohio limited liability company

Boykin San Diego, L.L.C.                     Ohio limited liability company

Boystar, L.P.                                Ohio limited partnership

Shawan Road Hotel Limited Partnership        Maryland limited partnership